UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2015

BIOTIME, INC.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.    Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

References to “we,” “us”, and “our” mean BioTime, Inc. and its subsidiaries unless the context otherwise indicates.  In this regard, references to “we,” “us”, and “our” in the context of rights or obligations under any contract or agreement mean BioTime, Inc. only and not its subsidiaries.

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On October 2, 2015, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Broadwood Partners, L.P. (“Broadwood”) for a registered direct offering of 1,600,000 of our common shares, no par value, at an offering price of $3.19 per share, for an aggregate purchase price of $5,104,000.  The price per share was the closing price of our common shares on the NYSE MKT on October 1, 2015, the last trading day before we and Broadwood entered into the Purchase Agreement. We will pay no fees or commissions to broker-dealers or any finder’s fees, nor will we issue any stock purchase warrants, in connection with the offer and sale of the shares.

We expect to use the net proceeds for general corporate purposes, including, without limitation, to finance clinical trials of products we are developing, to finance our research and development programs, and for general working capital. We may also use proceeds of this offering to acquire one or more businesses or new business assets.  We may invest proceeds in one or more of our existing subsidiaries or in any new subsidiaries that we may form.  We may use the proceeds for purposes that are not contemplated at the time of the offering.

The Purchase Agreement contains terms and conditions, including customary representations, warranties and agreements by us, customary conditions to closing, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.  The foregoing description of the material terms of the Purchase Agreement is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Neal Bradsher, one of our directors, is the President of the investment manager of Broadwood, which is our largest shareholder and beneficially owns more than 5% of the outstanding BioTime common shares.

The common shares are being offered and sold pursuant to a prospectus supplement dated as of October 2, 2015, which has been filed with the Securities and Exchange Commission in connection with a takedown from our shelf registration statement on Form S-3 (File No. 333-201824), which became effective on February 12, 2015, and the base prospectus dated February 12, 2015.  The sale of the common shares is expected to close on October 7, 2015, subject to the satisfaction of customary closing conditions.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
Exhibit Number	Description
10.1	Stock Purchase Agreement, dated October 2, 2015, between BioTime, Inc. and
Broadwood Partners, LP.
99.1	Press release, dated October 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 2, 2015	BIOTIME, INC.

		By:	/s/ Robert W. Peabody
Senior Vice President and
Chief Financial Officer

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated October 2, 2015, between BioTime, Inc. and
Broadwood Partners, LP.
99.1	Press release, dated October 2, 2015